SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2005

MRO Software, Inc.
(Exact name of Registrant as specified in its charter)

Massachusetts	0-23852	04-2448516
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Crosby Drive, Bedford, MA 01730
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(781) 280-2000

ITEM 2.02     Results of Operations and Financial Condition.

Announcement of Preliminary Results for Second Quarter

On April 4, 2005, the Company announced that, based on a preliminary analysis of its results of operations for the quarter ended March 31, 2005, the Company believes that its revenue and earnings per share for the quarter will be less than had been expected.

A copy of the Company’s press release dated April 4, 2005 is attached as Exhibit 99 hereto.

In its press release, the Company announced its preliminary net income and preliminary earnings per share (EPS) on a GAAP and on a pro forma basis. As presented by the Company, pro forma net income and EPS are adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects. Management believes that such pro forma net income and EPS information is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company’s past practice, and second because the Company’s amortization of intangibles expense is substantially fixed, and is relatively large in comparison with the absolute value of the Company’s operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company’s management during the period reported, pro forma net income and EPS provide investors with a more direct perspective on the performance of the Company and its management.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued by MRO Software, Inc. on April 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRO Software, Inc.

Date: April 4, 2005	By:	/s/ Craig Newfield
By: Craig Newfield
Title: V.P. & General Counsel

EXHIBIT INDEX
Exhibit Number	Description of Exhibit

99	Press Release issued by MRO Software, Inc. on April 4, 2005